Exhibit 23.1


              Consent of Independent Certified Public Accountants


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-XXXXX) and related Prospectus of Aphton Corporation for the registration of 5,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 21, 2002, with respect to the financial statements of Aphton Corporation included in its Annual Report (Form 10-K) for the eleven months ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP



Miami, FL
July 5, 2002